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                            EXHIBIT (6)(a)(1)
                            -----------------

                ARTICLES OF REDOMESTICATION AND REINCORPORATION

              ARTICLES OF REDOMESTICATION AND REINCORPORATION
                                       OF
                 TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY
                      (An Existing California Corporation)
                          PURSUANT TO THE PROVISIONS OF
         SECTION 490.902, CHAPTER 490, AND SECTION 508.12, CHAPTER 508,
                               OF THE CODE OF IOWA
                          [Effective December 31, 2000]

         The undersigned, TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY, a corporation organized under the laws of the State of California for the purpose of continuing its existence, without interruption, as a corporation organized under the laws of the State of Iowa, does hereby elect, pursuant to the laws of the State of Iowa (Iowa Code, Sections 490.902 and 508.12), to become redomesticated and reincorporated as an Iowa Corporation. Upon the taking of effect of these Articles of Redomestication and Reincorporation, Transamerica Occidental Life Insurance Company shall be and continue to be possessed of all privileges, franchises and powers to the same extent as if it had been originally incorporated under the laws of the State of Iowa; and all privileges, franchises and powers belonging to said corporation, and all property, real, personal and mixed, and all debts due on whatever account, all certificates of authority, agent appointments, outstanding insurance policies, capital structure, and all chose in actions, shall be and the same are hereby ratified, approved, confirmed and assured to Transamerica Occidental Life Insurance Company, with like effect and to all intents and purposes as if it had been originally incorporated under the laws of the State of Iowa. Without limitation of the foregoing, Transamerica Occidental Life Insurance Company shall be given recognition as a domestic insurance company of the State of Iowa for all purposes from and after June 30, 1906, the date of its initial authorization as an insurer under the laws of the State of California.

     For the purpose of setting forth its charter as an Iowa Corporation, Transamerica Occidental Life Insurance Company hereby adopts the following Articles of Redomestication and Reincorporation:

                                   ARTICLE I
                                   ---------

         The name of the corporation shall be Transamerica Occidental Life Insurance Company.

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                                   ARTICLE II

         The principal office for the transaction of business of the Corporation shall be located at 4333 Edgewood Road NE, Cedar Rapids, Iowa 52499. The registered agent for the Corporation shall be Craig D. Vermie, 4333 Edgewood Road NE, Cedar Rapids, Iowa 52499.

                                   ARTICLE III

     The Corporation shall be formed for the following purposes: To make insurance upon the lives of individuals (including variable life) and every assurance pertaining thereto or connected therewith; to grant, purchase and dispose of annuities (including variable annuities) and endowments of every kind and description whatsoever; to provide for contracts of indemnity against death and for weekly or other periodic indemnities for disability occasioned by accident or sickness to the person of the insured, and to do such other things as may be permitted a corporation of this kind by law, and not prohibited by Chapters 490, 506, 507, 508, 508A, 509, 511, and 514A of the Code of Iowa, as
amended.

                                   ARTICLE IV

                                Authorized Shares
                                -----------------

     The aggregate number of shares of capital stock which the Corporation has authority to issue is 4,000,000 shares, consisting all of common stock with a par value of $12.50 per share.



                                  Common Stock
                                  ------------

         Except as may otherwise be required by applicable law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

     1. Voting Rights. Each share of the Common Stock shall be entitled to one
        -------------
     vote per share on all matters to be voted upon by the shareholders of the Corporation.

     2. Dividends. As and when dividends are declared or paid thereon, whether
        ---------
     in cash, property or securities of the Corporation, the holders of the Common Stock shall be entitled to participate in such dividends ratably on a per share basis.

     3. Liquidation. The holders of the Common Stock shall be entitled to
        -----------
     participate ratably on a per share basis in all distributions to the holders of the Common Stock in any liquidation, dissolution or winding up of the Corporation.

                               Regulatory Approval
                               -------------------

         So long as the Corporation is subject to registration under Iowa Code
Section 521A.4, no annual or cumulative dividend shall be paid by the Corporation to shareholders, nor shall any other distribution be made to shareholders with regard to the Common Stock, without complying with the requirements of Iowa Code Section 521A.5.

                                    ARTICLE V

         The Corporation shall be managed and controlled by a Board of Directors composed of not less than five or more than twenty-one, which said Board of Directors shall elect a Chairman of the Board, President, Vice President, Secretary and Treasurer of the Corporation. In addition, said Board of Directors may elect one or more Senior Vice Presidents, one or more Executive Vice Presidents, additional Vice Presidents, Assistant Secretaries and Assistant Treasurers and may appoint or employ such agents and employees for the Corporation as is deemed necessary or advisable for the proper conduct of the business of the Corporation. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If less than five members are present at said meeting a majority of the Directors present may adjourn the meeting without further notice. The Bylaws of the Corporation may provide for such other powers and duties of the Board of Directors, not inconsistent with the constitution and laws of the State of Iowa, as may be deemed advisable and in the best interest of the Corporation.

         The Board of Directors shall be elected annually at an annual meeting of the shareholders to be held on the first Thursday in May of each and every year hereafter, and if not so held in any year, through oversight or otherwise, then at such time as may be fixed by the Board of Directors by resolution. Five percent (5%) of the number of shares of outstanding stock, represented personally or by proxy shall constitute a quorum. In the event a quorum is not present when the meeting is called, the meeting shall be adjourned from day to day, until a quorum is achieved. The directors elected at any annual meeting of the shareholders shall continue in office one year and until their successors are duly elected and qualified; and in the event any vacancy shall occur in the Board of Directors from any cause, the remaining directors shall elect a director to fill such vacancy, which said director so elected shall hold office until the next annual meeting of the shareholders and until his successor shall have been elected and qualified.

                                   ARTICLE VI

         The duration of the Corporation is perpetual.

                                   ARTICLE VII

         A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) for any transaction from which the director derived any improper personal benefit, or (iv) under Section 490.833 of the Iowa Business Corporation Act. If the Iowa Business Corporation Act is amended after these Articles of Incorporation become effective to authorize corporate action further eliminating or limiting the personal liability of directors then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Iowa Business Corporation Act, as so amended.

         Any repeal or modification of the foregoing paragraph by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

         Service on the Board of Directors of the corporation, or as an officer, or employee thereof, or any such service at the request of the corporation in a like position on behalf of any other corporation, partnership, joint venture, trust, employee benefit plan, or other entity, is deemed by the corporation to have been undertaken and carried on in reliance by such persons on the full exercise by the corporation of all powers of indemnification which are granted to it under the Iowa Business Corporation Act as amended from time to time. Accordingly, the corporation shall exercise all of its permissive powers whenever, as often as necessary and to the fullest extent possible to indemnify such persons. Such indemnification shall be limited or denied only when and to the extent that the Iowa Business Corporation Act or other applicable legal principles limit or deny the corporation's authority to so act. This provision and the indemnification provisions of the Iowa Business Corporation Act (to the extent not otherwise governed by controlling precedent) shall be construed liberally in favor of the indemnification of such persons.

         IN WITNESS WHEREOF, the undersigned President has executed this instrument and the Secretary of the Company has affixed the corporate seal of the Company hereto and attested said seal of this 14th day of December, 2000.

                                /s/ Ron F. Wagley
                                ---------------------------------
                                Ron F. Wagley, President

(SEAL)

                                /s/ James W. Dederer
                                ---------------------------------
                                James W. Dederer, Secretary

STATE OF CALIFORNIA  )
                     )
COUNTY OF LOS ANGELES)

     The foregoing instrument was acknowledged before me this 14th day of December, 2000, by the President and Secretary, respectively, of Transamerica Occidental Life Insurance Company.

                                                         /s/ Doris D. Motherspaw
                                                         -----------------------
                                                         Notary Public

My commission expires: May 29, 2002

                                                                   [NOTARY SEAL]

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                                 State of Iowa

                           Certificate of Authority

                               Company No. 03000


This is to certify that the     Transamerica Occidental Life Insurance Company
of Los Angeles, CA has compiled with all the requirements of the law, to be observed by such corporation, association or society, and that ii is authorized to ?????, within this state, until the 1st day of June ?????, subject, however to all the provisions and restrictions of the laws of the State of Iowa how or hereafter enacted, the kinds of Insurance listed below which are specificately designated by the following numerals:

10, 11, 12, 13, 14, 30

[SEAL]

CODE AUTHORITY
508,509,511,515


1. Fire
2. Extended Coverage
3. Other ????? lines
4. Homeowners multiple peril (Inc. 8.1.)
5. Commercial multiple peril
6. Earthquake
7. Growing crops
8. Ocean marine
9. Inland marine
10. Accident only (Individual)
11. Accident and health (Individual)
12. Hospital and medical expense (Individual)
13. Group accident and health
14. Non-canceilable accident and health
15. Workers' compensation
16. Liability other than auto (B.I.)
17. Liability other than auto (P.D.)
18. Auto liability (B.I.)
19. Auto liability (P.D.)
20. Auto physical damage
21. Aircraft physical damage
22. Fidelity
23. Purety
24. Glass
25. Burglary and theft
26. Boiler and machinery
27. Livestock (only)
28. Credit (only)
29. Reinsurance (only)
30. Life, includes credit life, variable life, annuities, variable annuities and group
31. County mutual association
32. Fraternal benefit
33. Reciprocal
34. Mortgage guaranty
35. Non-profit hospital and medical services
36. Assessment accident
37. Health Maintenance Organization
38. ????? association
39. Financial guaranty
40.
41.

In witness whereof I have hereunto set my hand and ????? the official seal at my office in the city of Des Moines.

This the 1st            day of June in the year 2000.

[SIGNATURE]
INSURANCE COMMISSIONER OF IOWA

                            CERTIFICATE OF APPROVAL
                               ATTORNEY GENERAL


     Pursuant to provisions of the Iowa Code, the undersigned approves the Articles of Redomestication and Reincorporation of Transamerica Occidental Life Insurance Company (adopted December 14, 2000) and finds them in conformance with the laws of the United States and with the laws and Constitution of the State of Iowa.

                                              THOMAS J. MILLER
                                              Attorney General of Iowa

12-27-00                                      /s/ Scott M. Galenbeck
------------                                  ------------------------
Date                                      By: SCOTT M. GALENBECK
                                              Assistant Attorney General


                            CERTIFICATE OF APPROVAL
                           COMMISSIONER OF INSURANCE

     Pursuant to the provisions of the Iowa Code, the undersigned approves the Articles of Redomestication and Reincorporation of Transamerica Occidental Life Insurance Company (adopted December 14, 2000).

                                              THERESE M. VAUGHAN
                                              Commissioner of Insurance

12-27-00                                      /s/ Robert L. Howe
------------                                  ------------------------
Date                                      By: ROBERT L. HOWE
                                              Deputy Commissioner of Insurance

                                                                 FILED
                                                                 IOWA
Official Certif of Approval                               SECRETARY OF STATE
                                                               12-28-00
                                                               11:56 AM
                                                               W264770
                                                              [BAR CODE]

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                                        STATE OF IOWA
                                  Secretary of State Office
                                                    #42
                                  I hereby certify that this is a true and complete document(s) to which the seal is
           [SEAL] affixed as filed in this office beginning 28th day of December, 2000 to and including the date below.

                                                DATED Jan. 12, 01

                                       /s/ Chester J. Culver
                                       -----------------------------
                                            Secretary of State

                                       BY:/s/ (Signature Illegable)
                                       -----------------------------
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